EXHIBIT 3.1

FILED
In the office of the Secretary of State
Of The State Of California
SEP 15 1980
MARCH FONG EU, Secretary of State


                            ARTICLES OF INCORPORATION
                                       OF
                            TRANS-SCIENCE CORPORATION

                            A California Corporation

                                        I

     The name of this corporation is TRANS-SCIENCES CORPORATION.

                                       II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

     The name and address in the State of California of this corporation's initial agent for service of process is: D. F. Dunbar, 1330 Camino Del Mar, Del Mar, CA 92014.

                                       IV

     This corporation is authorized to issue only one class of shares of stock designated "common;" and the total number of shares which the corporation is authorized to issue is 10,000.

                                        V

     Each shareholder of this corporation shall be entitled to full pre-emptive rights, as defined by law, to subscribe for or purchase his proportional part of any shares which may be issued at any time by this corporation.

Dated: September 12, 1980


/s/  D. F. Dunbar
-----------------------------
D. F. Dunbar

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation and that said instrument is my act and deed.


/s/  D. F. Dunbar
-----------------------------
D. F. Dunbar

FILED
In the office of the Secretary of State
Of The State Of California
AUG 27 1981
MARCH FONG EU, Secretary of State


                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION


GILBERT HEGEMIER certifies that:

     1.   He is the president and secretary of TRANS-SCIENCES CORPORATION.

     2. Article I of the Articles of Incorporation of this corporation is amended to read as follows: "The name of this corporation is TRANS-SCIENCE CORPORATION."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.


/s/  Gilbert Hegemier
-----------------------------
Gilbert Hegemier, President


/s/  Gilbert Hegemier
-----------------------------
Gilbert Hegemier, Secretary

     The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge. Executed at San Diego, California on July 30, 1981.


/s/  Gilbert Hegemier
-----------------------------
Gilbert Hegemier

FILED
In the office of the Secretary of State
Of The State Of California
JUN 14 2006


                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                            TRANS-SCIENCE CORPORATION


The undersigned certify that:

     1. They are the president and secretary, respectively, of Trans-Science Corporation, a California corporation.

     2. Article Four of the Articles of Incorporation of the corporation is amended to read as follows:

          The corporation is authorized to issue two classes of shares of stock designated "common" and "preferred;" the total number of shares of common stock which the corporation is authorize to issue is 100,000,000; and the total number of shares of preferred stock which the corporation is authorized to issue is 100,000,000.

          Pursuant to the authority granted to it by the California Corporations Code, Section 202(e), the Board of Directors may create and issue the preferred stock in series of shares. The Board may determine the designation of any such series as permitted under California Corporations Code, Section 202(e)(2); the Board may fix the number of shares which may be issued in any such series as permitted under California Corporations Code, Section 202(e)(1); and the Board may determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred shares as permitted under California Corporations Code,
          Section 202(e)(3).

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 10,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true of our own knowledge.

Date: June 12, 2006


/s/  Thomas C. Bache
-----------------------------
Thomas C. Bache, President


/s/  Thomas C. Bache
-----------------------------
Thomas C. Bache, Secretary

FILED
In the office of the Secretary of State
Of The State Of California
SEP 8 2006


                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                            TRANS-SCIENCE CORPORATION

The undersigned certify that:

     1. They are the president and secretary, respectively, of Trans-Science Corporation, a California corporation.

     2. Article Five of the Articles of Incorporation of the corporation is amended such that it is revoked and stricken entirely.

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 10,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true of our own knowledge.

Date: August 29, 2006


/s/ Phillip F. Burris
-----------------------------
Phillip F. Burris, President


/s/ Phillip F. Burris
-----------------------------
Phillip F. Burris, Secretary